CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated September 25, 2009 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Floating Rate Income Opportunity Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-167242).

/s/ ERNST & YOUNG LLP

Chicago, Illinois

August 9, 2010